SUTCLIFFE RESOURCES LTD.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2006

          The annual meeting of the shareholders of Sutcliffe Resources Ltd. will be held in the Board Room at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia on Thursday, May 25, 2006 at 10:00 a.m. (Vancouver time) to:

1.	receive and consider our financial statements for the fiscal year ended December 31, 2005, together with the report of the auditors thereon;

1.	fix the number of directors to be elected at the meeting at three (3) members;

1.	elect three (3) directors;

1.	appoint the auditors and to authorize the directors to fix their remuneration as such;

1.	consider and, if deemed advisable, adopt a new share option plan;

1.	ratify the grant of certain options; and

1.	transact such other business as may properly be brought before the meeting or any adjournment thereof.

          The specific details of the matters proposed to be put before the meeting are set forth in the Information Circular – Proxy Statement accompanying this notice.

          If you are unable to attend the meeting in person we request that you date and sign the enclosed form of proxy and mail it to or deposit it with our President, c/o Computershare Trust Company of Canada, 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9. In order to be valid and acted upon at the meeting, the forms of proxy must be returned to the aforesaid address not less than 24 hours before the time for holding the meeting or any adjournment thereof.

          Only shareholders of record at the close of business on April 25, 2006 will be entitled to vote at the meeting, unless that shareholder has transferred any shares subsequent to that date and the transferee shareholder, not later than 10 days before the meeting, establishes ownership of the shares and demands that the transferee's name be included on the list of shareholders.

DATED at Vancouver, British Columbia this 25th day of April, 2006.

By order of the Board of Directors (Signed) Laurence Stephenson President and as Chief Executive Officer

SUTCLIFFE RESOURCES LTD.

TO: SECURITYHOLDERS

In accordance with securities regulations, registered and beneficial securityholders may elect annually to receive interim financial statements and/or annual financial statements and related managements' discussion and analysis ("MD&A") by mail, if they so request. Please note that copies of these documents may also be accessed through the SEDAR website at www.sedar.com.

If you are interested in receiving such mailings, please complete and return this card.

[               ]           Mark this box if you wish to receive interim financial statements and related MD&A by mail.

[               ]           Mark this box if you wish to receive annual financial statements and related MD&A by mail.

Name: (Please Print) _____________________________________________________________

Address: _____________________________________________________________________

__________________________________ Postal Code:  ________________________________

Signature: __________________________ Date: ______________________________________

CUSIP: Common Shares: 86932E101

PLEASE RETURN THIS FORM TO THE ADDRESS BELOW:

COMPUTERSHARE TRUST COMPANY OF CANADA

510 Burrard Street

2nd Floor

Vancouver, British Columbia

V6C 3B9

SUTCLIFFE RESOURCES LTD.

Information Circular - Proxy Statement
for the Annual and Special Meeting to be held on May 25, 2006

Dated April 25, 2006

PROXIES

Solicitation of Proxies

          This information circular-proxy statement is furnished in connection with the solicitation of proxies for use at our annual and special meeting of shareholders to be held at 10:00 a.m. (Vancouver time) on Thursday, May 25, 2006 in the Board Room at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, and at any adjournment thereof. Forms of proxy must be addressed to and reach our President, c/o Computershare Trust Company of Canada, 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, not less than 24 hours before the time for holding the meeting or any adjournment thereof. Only shareholders of record at the close of business on April 25, 2006 will be entitled to vote at the meeting, unless that shareholder has transferred any shares subsequent to that date and the transferee shareholder, not later than 10 days before the meeting, establishes ownership of the shares and demands that the transferee’s name be included on the list of shareholders.

          The form appointing a proxy must be in writing and must be executed by you or your attorney authorized in writing or, if you are a corporation, under your corporate seal or by a duly authorized officer or attorney of the corporation.

          The persons named in the enclosed form of proxy are our officers or directors. As a shareholder you have the right to appoint a person, who need not be a shareholder, to represent you at the meeting. To exercise this right you should insert the name of the desired representative in the blank space provided on the form of proxy and strike out the other names or submit another appropriate proxy.

Advice to Beneficial Holders of Common Shares

          The information set forth in this section is of significant importance to you if you do not hold your common shares in your own name. Only proxies deposited by shareholders whose names appear on our records as the registered holders of common shares can be recognized and acted upon at the meeting. If common shares are listed in your account statement provided by your broker, then in almost all cases those common shares will not be registered in your name on our records. Such common shares will likely be registered under the name of your broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co., the registration name for The Canadian Depository for Securities Limited, which acts as nominees for many Canadian brokerage firms. Common shares held by your broker or their nominee can only be voted upon your instructions. Without specific instructions, your broker or their nominee is prohibited from voting your shares.

          Applicable regulatory policy requires your broker to seek voting instructions from you in advance of the meeting. Every broker has its own mailing procedures and provides its own return instructions, which you should carefully follow in order to ensure that your shares are voted at the meeting. Often, the form of proxy supplied by your broker is identical to the form of proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on your behalf. The majority of brokers now delegate responsibility for obtaining instructions from clients to the ADP Investor Communications ("ADP"). ADP mails a scannable voting instruction form in lieu of the form of proxy. You are asked to complete and return the voting instruction form to them by mail or facsimile. Alternately, you can call their toll-free telephone number to vote your shares. They then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of shares to be represented at the meeting. If you receive a voting instruction form from ADP it cannot be used as a proxy to vote shares directly at the meeting as the proxy must be returned to ADP well in advance of the meeting in order to have the shares voted.

Revocability of Proxy

          You may revoke your proxy at any time prior to a vote. If you or the person you give your proxy attends personally at the meeting you or such person may revoke the proxy and vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by you or your attorney authorized in writing or, if you are a corporation, under your corporate seal or by a duly authorized officer or attorney of the corporation. To be effective the instrument in writing must be deposited either at our head office at any time up to and including the last business day before the day of the meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of the meeting on the day of the meeting, or any adjournment thereof.

Persons Making the Solicitation

          This solicitation is made on behalf of our management. We will bear the costs incurred in the preparation and mailing of the form of proxy, notice of annual and special meeting and this information circular - proxy statement. In addition to mailing forms of proxy, proxies may be solicited by personal interviews, or by other means of communication, by our directors, officers and employees who will not be remunerated therefor.

Exercise of Discretion by Proxy

          The common shares represented by proxy in favour of management nominees will be voted on any poll at the meeting. Where you specify a choice with respect to any matter to be acted upon the shares will be voted on any poll in accordance with the specification so made. If you do not provide instructions your shares will be voted in favour of the matters to be acted upon as set out in the form of proxy. The persons appointed under the form of proxy which we have furnished are conferred with discretionary authority with respect to amendments or variations of those matters specified in the form of proxy and notice of annual and special meeting and with respect to any other matters which may properly be brought before the meeting or any adjournment thereof. At the time of printing this information circular - proxy statement, we know of no such amendment, variation or other matter.

Supplemental Mailing List

          Under National Instrument 51-102, adopted by the Canadian Securities Administrators, a securityholder who wishes to receive interim financial statements from us must deliver a written request for such material to us, together with a signed statement that the securityholder is the owner of securities (other than debt instruments). As a result, if you wish to receive our interim financial statements, you are encouraged to complete and return the enclosed form in order to be added to our supplemental mailing list.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

          We are authorized to issue an unlimited number of common shares without nominal or par value which may be issued for such consideration as may be determined by resolution of the board of directors. As at April 25, 2006, there were 41,212,077 common shares issued and outstanding. As a holder of common shares you are entitled to one vote for each share you own. A quorum for the transaction of business at the meeting is at least a person or persons present in person holding or representing in the aggregate not less than 5% of the common shares entitled to be voted at the meeting.

          To the knowledge of our directors and officers, as at April 25, 2006 no person or company beneficially owns, directly or indirectly, or exercises control or direction over, 10% or more of the common shares.

          As at April 25, 2006, our directors and officers, as a group, beneficially owned, directly or indirectly, or exercised control over 3,736,500 common shares or approximately 9.1% of the issued and outstanding common shares.

MATTERS TO BE ACTED UPON AT THE MEETING

Election of Directors

          At the meeting, shareholders will be asked to fix the number of directors to be elected at the meeting at three (3) members and to elect three (3) directors to serve until the next annual meeting, or until their respective successors have been elected or appointed.

          Management is soliciting proxies, in the accompanying form of proxy, for an ordinary resolution in favour of fixing the board of directors at three (3) members, and in favour of the election as directors of the three (3) nominees set forth below:

Laurence Stephenson
Glen J. Indra
Robert Maddigan

          In the event that a vacancy among such nominees occurs because of death or for any reason prior to the meeting, the proxy shall not be voted with respect to such vacancy.

          The persons named above are all presently directors and have served continuously as such since the date they first became directors as set forth below.

          The names and municipalities of residence of all of the persons nominated for election as directors, the approximate number of common shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by each of them, the dates on which they became directors, and their principal occupations, as of April 25, 2006, are as set forth below.

	Number of Common	Offices Held
Name, Province and	Shares Beneficially	and Time as
Country of Residence	Owned or Controlled	Director	Principal Occupation

Laurence Stephenson (1) British Columbia, Canada	1,112,000	President and Director since March 1, 2001	President and Director of Sutcliffe since March 1, 2001 and President of Geofin Inc. geological and financial consultants, since July 1985.

Glen J. Indra(1) British Columbia, Canada	1,230,000	Director since June 4, 1996
President and Chief Executive Officer of Starfield Resources Inc., a TSX Venture Exchange listed company, since November 1997 and President of Floralynn Investments Ltd., a private investment company, since February, 1992.

Robert Maddigan (1) British Columbia, Canada	1,374,500	Director since August 20, 1996	Project Manager for Ferguson Simek Clark Architects & Engineers since July, 1996.

Notes:
(1)	Member of the Audit Committee.
(2)	The Company does not have an Executive Committee.

          The information as to voting securities beneficially owned, directly or indirectly, is based upon information furnished to us by the nominees.

Appointment of Auditors

          Management is soliciting proxies, in the accompanying form of proxy, in favour of the appointment of the firm of BDO Dunwoody LLP, Chartered Accountants, Vancouver, British Columbia as our auditors, to hold office until the next annual meeting of the shareholders and to authorize the directors to fix their remuneration as such. This appointment changes our auditors from Gordon K.W. Gee Ltd. to BDO Dunwoody LLP. Gordon K.W. Gee Ltd., our former auditors, were first appointed as our auditors on December 1, 2000.

          Our determination to change auditors was not a result of any "reportable event" as such term is defined in National Instrument 51-102 – Continuous Disclosure Obligations ("NI 51-102").

          Enclosed with this information circular is a copy of the reporting package (as defined in NI 51-102) that has been filed with the requisite securities regulatory authorities – the reporting package is annexed hereto as Schedule "A".

Adoption of New Share Option Plan

          Shareholders will be asked at the meeting to consider and, if thought advisable, to ratify and approve a new share option plan (the "New Plan"), which will supersede and replace our existing share option plan (the "Old Plan"). As of April 25, 2006, the Corporation had outstanding options to purchase 5,550,000 common shares. If the New Plan is approved as proposed, the outstanding options will remain in effect and be exercisable in accordance with their terms and be deemed to be issued under the terms of the New Plan.

          The New Plan contains terms and conditions substantially the same as those of the Old Plan, except that the maximum number of common shares reserved for issuance pursuant to the New Plan is 8,242,415 common shares (being approximately 20% of those outstanding as at April 25, 2006), an increase of 5,915,635 common shares from the 2,326,780 common shares issuable pursuant to the Old Plan.

          A copy of the New Plan is available for inspection at the meeting and will be sent to any shareholder prior to the meeting upon request.

          Accordingly, at the meeting, shareholders will be asked to consider and, if thought fit, approve an ordinary resolution in the following form:

"BE IT RESOLVED THAT:

1.

the Corporation and its successors are hereby authorized to implement a new share option plan (the "New Option Plan") as described in the Information Circular – Proxy Statement of the Corporate dated April 25, 2006 and said New Option Plan is hereby authorized and approved, subject to the receipt of the approval of the TSX Venture Exchange;

2.	the number of common shares in the capital of the Corporation to be reserved for issuance pursuant to the New Option Plan shall be set at 8,242,415;

3.

the outstanding stock options to purchase common shares of the Corporation remain in effect and are exercisable in accordance with their terms and are deemed to be issued under the terms of the New Option Plan; and

4.

any director or officer of the Corporation be and is hereby authorized and directed to do such things and to execute and deliver all such instruments, deeds and documents, and any amendments thereto, as may be necessary or advisable in order to give effect to the foregoing resolutions, and to complete all transactions in connection with the implementation of the New Option Plan."

          In order to be passed, the foregoing resolution must be approved by the affirmative vote of a simple majority of the votes cast by the holders of common shares who vote in person or by proxy at the meeting, excluding votes attaching to common shares beneficially owned by:

(i)	Insiders (as defined in the TSX Venture Exchange Policy 1.1) to whom options may be granted under the New Option Plan, and

(ii)	Associates (as defined in the TSX Venture Exchange Policy 1.1) of persons referred to in (i) above.

          The persons named in the form of proxy furnished by our management intend, unless otherwise directed, to vote in favour of the resolution approving the New Option Plan.

Approval of Grant of Options

          As of the date hereof there were 3,223,220 share options outstanding under the Old Plan which were granted subject to shareholder approval. The options were granted to non-officer employees as employment inducements. The options have a term of 5 years; 1,973,220 were granted on July 11, 2005 at an exercise price of $0.25; 1,250,000 were granted on January 13, 2006 at an exercise price of $0.60. (The foregoing options are hereinafter collectively referred to as the "Options").

          Shareholders will therefore be asked at the Meeting to consider and, if thought fit, ratify the grant of the Options by passing the following resolution.

"BE IT RESOLVED as an ordinary resolution of Sutcliffe Resources Ltd. (the "Corporation") that:

(a)	The grant of the Options as described in the Corporation's Information Circular dated April 25, 2006 is hereby approved; and

(b)

Any one officer or director of the Corporation is authorized and directed for and on behalf of the Corporation, to execute all such certificates, documents and other instruments, and to do all such acts and things as such officer or director may consider necessary, desirable or useful for the purpose of giving effect to the grant of the Options."

          In order to be approved, the foregoing resolutions must be passed by a simple majority of the votes cast by shareholders who vote in person or by proxy in respect of this resolution at the Meeting excluding the votes attached to Common Shares owned by those persons to whom the Options were granted. Therefore, to the best of the knowledge of the Corporation, an aggregate number of 3,736,500 Common Shares, if voted on this resolution, will not be counted for the purpose of determining whether this resolution has been approved by the majority of votes cast by the shareholders in person or by proxy at the Meeting.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

          The following compensation information relates to amounts paid to our President. This individual is referred to as the "Named Executive Officer". None of our other executive officers received a salary and bonus exceeding, in the aggregate, $150,000 during the fiscal year ended December 31, 2005.

					Long-term
			Annual Compensation		Compensation
Name and Principal				Other Annual	Shares under	All Other
Position	Year	Salary	Bonus	Compensation	Options Granted	Compensation
		($)	($)	($)	(#)	($)

Laurence Stephenson	2005	Nil	Nil	54,000 (1)	1,520,000	Nil
President and Chief	2004	Nil	Nil	30,000 (2)	430,000	Nil
Executive Officer	2003	Nil	Nil	30,000 (2)	430,000	Nil

Notes:
(1)	Represents management fees of $2,500 per month for the first six months and $6,500 per month for the balance of the year.
(2)	Represents management fees of $2,500 per month.

Long-term Incentive Plan Awards

          We made no long-term incentive plan awards during the fiscal year ended December 31, 2005.

Option Grants

          The following table details the grants of options to purchase common shares to the Named Executive Officers during the fiscal year ended December 31, 2005.

		% of Total		Market Value of
		Options Granted		Common Shares
	Options	to Employees in	Exercise	on the Date of
Name	Granted (1)	Financial Year	Price	Grant	Expiry Date
	(#)	(%)	($/share)	($/share)

Laurence Stephenson	430,000	35.8	0.25	N/A	December 31, 2008

Laurence Stephenson	1,090,000	34.1	0.25	0.33	July 11, 2010

Note:
(1)	The options vest as to one-third on each of the date of grant and the first and second year anniversaries of the date of grant.

Option Exercises

          The following table sets forth information with respect to options exercised by the Named Executive Officer during fiscal year ended December 31, 2005.

		Aggregate	Unexercised Options at Year End
	Options	Value	Number of Options		Value of in-the-Money Options
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)	(#)	(#)	($)	($)

Laurence Stephenson	Nil	N/A	430,000	1,090,000	N/A	N/A

Compensation of Directors

          We do not currently pay compensation to our non-management directors in their capacity as such, nor are our directors paid for attendance at board meetings. Our directors are, however, reimbursed for miscellaneous out-of-pocket expenses in carrying out their duties as directors and are granted stock options from time to time as approved by the board of directors. At December 31, 2005, our non-management directors held an aggregate of 2,425,000 options exercisable at a price of $0.25 per share.

Employment Contracts and Termination of Employment Arrangements

          We do not have written employment contracts, agreements or termination of employment or "change of control" agreements with our Named Executive Officer.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

          We have adopted an Old Plan for our officers, directors, employees and consultants. The Old Plan permits the granting of options to purchase 2,326,780 common shares (being 20% of those outstanding as at December 31, 2004). The purpose of The Old Plan is to develop the interest of the aforementioned individuals in our growth and development by providing them with the opportunity through share purchase options to acquire an increased proprietary interest in our company. The Old Plan also provides that:

(a)	any options granted pursuant to The Old Plan shall expire not later than five years after the date of grant;

(b)	any options granted pursuant to The Old Plan shall be non-assignable and non-transferable;

(c)	the number of common shares issuable pursuant to The Old Plan to any one person in any 12 month period shall not exceed 5% of the outstanding common shares;

(d)	the number of common shares issuable pursuant to The Old Plan to any one consultant in any 12 month period may not exceed 2% of the outstanding common shares;

(e)	the number of common shares issuable pursuant to The Old Plan to persons employed in investor relations activities may not exceed 2% of the outstanding common shares in any 12 month period;

(f)

The Old Plan provides that options shall terminate on the date the optionee ceases to be an employee, director or officer of, or consultant to, Sutcliffe Resources Ltd., provided that if such termination is as a result of death of the optionee, the optionee's personal representative shall have one year to exercise such options, and further provided that if the optionee has ceased to be an employee, director or officer of, or consultant to, Sutcliffe Resources Ltd. for any other reason, other than for cause, the optionee shall have not in excess of 90 days to exercise the options; and

(g)

unless disinterested shareholder approval is obtained, the number of common shares: (i) reserved for issuance to insiders of the Corporation may not exceed 10% of the issued and outstanding common shares; and (ii) which may be issued to insiders within a one year period may not exceed 10% of the issued and outstanding common shares.

          The board of directors determines the time during which options shall vest and the method of vesting, subject to the policies of any exchange on which the common shares are trading at the date of grant.

          The Old Plan is our only equity compensation plan. The following table sets forth information with respect to the options outstanding under The Old Plan as at April 25, 2006.

			Number of Securities
	Number of Common		Remaining Available for
	Shares to be Issued		Future Issuance Under
	Upon Exercise of	Weighted-Average	Equity Compensation
	Outstanding Options	Exercise Price of	Plans (excluding Securities
Plan Category	(a)	Outstanding Options	Reflected in Column (a))

Equity compensation plans	2,326,780	N/A	Nil
approved by securityholders

Equity compensation plans not	3,223,220	N/A	2,692,415
approved by securityholders (1)

Total	5,550,000		2,692,415

Note:
(1)	Disinterested shareholders will be voting to ratify and approve the New Plan at the meeting.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

          Our management is not aware of any indebtedness outstanding by any of our directors, executive officers or any of their associates to us, or any guarantees, support agreements, letters of credit or similar arrangements provided by us to any such persons, at any time since the commencement of our last completed financial year.

CORPORATE GOVERNANCE

          Corporate governance disclosures and policies required by National Instrument 58-101 are attached to this Information Circular as Schedule "B" (Corporate Governance Disclosure).

INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

          There were no material interests, direct or indirect, of any of our insiders, any proposed nominee for election as a director, or any associate or affiliate of such persons, in any transaction since our last completed financial year or in any proposed transaction which has materially affected or would materially affect us or any of our subsidiaries, except as disclosed elsewhere in this information circular – proxy statement.

INTERESTS OF CERTAIN PERSONS AND COMPANIES IN MATTERS TO BE ACTED UPON

          Our management is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer at any time since the beginning of our last financial year, of any proposed nominee for election as a director, or of any associates or affiliates of any of the foregoing persons, in any matter to be acted on at the meeting (other than the election of directors or the appointment of auditors).

OTHER MATTERS

          Our management knows of no amendment, variation or other matter to come before the meeting other than the matters referred to in the notice of annual and special meeting. However, if any other matter properly comes before the meeting, the accompanying proxy will be voted on such matter in accordance with the best judgment of the person voting the proxy.

ADDITIONAL INFORMATION

          Additional financial information regarding our business is contained in the audited financial statements and management's discussion and analysis for the fiscal year ended December 31, 2005.

          Additional information regarding our business including the materials listed in the preceding paragraph may be found on SEDAR at www.sedar.com. Our securityholders may contact us to request a copy of our financial statements and management's discussion and analysis at:

Sutcliffe Resources Ltd.
420, 625 Howe Street
Vancouver, British Columbia
V6C 2T6

Phone: (604) 608-0223
Fax: (604) 608-0344

SCHEDULE "A"

CHANGE OF AUDITORS NOTICE

          Effective March 22, 2006, Gordon K. W Gee Ltd. were informed that they would not be reappointed as auditors of Sutcliffe Resources Ltd. (the "Corporation"). On recommendation of the Audit Committee, the Board of Directors approved a proposal to engage the accounting firm of BDO Dunwoody LLP, as auditors for the Corporation for 2006 The Corporation will ask that the unitholders of the Corporation approve and ratify the appointment of BDO Dunwoody LLP, at the annual meeting of the shareholders of the Corporation to be held on May 25, 2006.

          During Gordon K. W Gee Ltd.'s appointment, there were no disagreements with Gordon K. W Gee Ltd. on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

          Gordon K. W Gee Ltd. did not have any reservations in their auditor's reports for the financial statements of the Corporation for the two most recently completed fiscal years or for any period subsequent thereto for which an audit report was issued and preceding the termination of Gordon K. W Gee Ltd.

          The Corporation has requested Gordon K. W Gee Ltd. and BDO Dunwoody LLP to each furnish a letter addressed to the securities administrators in each province in which the Corporation is a reporting issuer stating whether or not they agree with the information contained in this notice. A copy of each such letter to the securities administrators will be filed with this notice.

          It is the Corporation's opinion that there have been no reportable events within the two most recently completed fiscal years or for any period subsequent thereto for which an audit report was issued.

          DATED as of this 22nd day of March, 2006.

SUTCLIFFE RESOURCES LTD.

“Laurence Stephenson”
President

SCHEDULE "B"

CORPORATE GOVERNANCE DISCLOSURE

National Instrument 58-101 entitled "Disclosure of Corporate Governance Practices" ("NI 58-101") requires that if management of an issuer solicits proxies from its securityholders for the purpose of electing directors that certain prescribed disclosure respecting corporate governance matters be included in its management information circular.

The prescribed corporate governance disclosure for our company is that contained in Form 58-101F2 which is attached to NI 58-101 ("Form 58-101F2 Disclosure").

Set out below is a description of our current corporate governance practices, relative to the Form 58-101F2 Disclosure (which is set out below in italics).

1.	Board of Directors

Disclose how the board of directors (the "Board") facilitates its exercise of independent supervision over management, including:

	(a)	the identity of directors who are independent; and

Our Board has determined that the following two (2) directors of our company are independent:

Glen J. Indra Robert Maddigan

	(b)	the identity of directors who are not independent, and describe the basis for that determination.

Our Board has determined that one member of our Board is not independent. Our Board has determined that Laurence Stephenson is not independent as Mr. Stephenson is the President of our company.

2.	Directorships

If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

The following directors of our company are presently directors of other issuers that are reporting issuers (or the equivalent):

Name of Director	Name of Other Reporting Issuer

Glen J. Indra	Starfield Resources Inc.

Robert Maddigan	Starfield Resources Inc.

3.	Orientation and Continuing Education

Describe what steps, if any, the board takes to orient new board members, and describe any measures the board takes to provide continuing education for directors

There have been no new members since the Company became a reporting issue. However, future members will be given a review of the latest financial statements by the audit committee and also a review of

B-2

property exploration by project management. No provisions have been established to date to provide for continuing education for new directors.

4.	Ethical Business Conduct

Describe what steps, if any, the board takes to encourage and promote a culture of ethical business conduct.

The President continually promotes and emphasizes ethical business conduct during executive and directors meetings.

5.	Nomination of Directors

Disclose what steps, if any, are taken to identify new candidates for board nomination, including:

(a) who identifies new candidates, and

The existing board will identify new candidates.

(b) the process of identifying new candidates.

New candidates will be identified when the need for new board members is apparent and will be governed by the qualifications required and the suitability of prospective candidates.

6.	Compensation

Disclose what steps, if any, are taken to determine compensation for the directors and CEO, including:

(a) who determines compensation, and

The board will determine all compensation.

(b) the process of determining compensation.

Compensation will be based on industry standards and competitive rates within the industry.

7.	Other Board Committees

If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

There are none.

8.	Assessments

Disclose what steps, if any, that the board takes to satisfy itself that the board, its committees, and its individual directors are performing effectively.

The board reviews the Company’s performance in terms of property advancement, ability to attract financing and ability to attract and retain relationships with quality professionals in the finance, auditing and geological fraternities.